UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2026

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

AstroNova, Inc. (the “Company”) held a Special Meeting of Shareholders on August 25, 2026 (the “Special Meeting”). A total of 7,841,201 shares of the Company’s common stock, par value $0.05 per share (“Common Stock”), were outstanding as of July 29, 2026, the record date for the Special Meeting. At the Special Meeting, 5,038,028 shares of the Common Stock eligible to be voted at the Special Meeting were present either in person or by proxy. The following is a summary of the matters voted on at the Special Meeting.

1. Proposal 1 – To adopt and approve the Agreement and Plan of Merger, dated as of June 16, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Orion Merger Parent, Inc. (“Parent”), and Orion MergerCo X, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into AstroNova (the “Merger”), with AstroNova surviving the Merger as a wholly owned subsidiary of Parent, and each outstanding share of Common Stock (other than excluded shares) will be converted into the right to receive $29.00 per share in cash, without interest and subject to any applicable withholding taxes, and approve the other transactions contemplated by the Merger Agreement (the “Merger Proposal”).

The following votes were cast at the Special Meeting (in person or by proxy) on the Merger Proposal:

For	Against	Abstain
5,027,868	4,693	5,467

The Company’s shareholders approved the Merger Proposal.

2. Proposal 2 – To approve, by non-binding advisory vote, certain compensation arrangements for AstroNova’s named executive officers that are based on or otherwise relate to the Merger, as described in the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 31, 2026 (the “Advisory Compensation Proposal”).

The following votes were cast at the Special Meeting (in person or by proxy) on the Advisory Compensation Proposal:

For	Against	Abstain
4,665,400	296,773	75,855

The Company’s shareholders approved, on a non-binding, advisory basis, the Advisory Compensation Proposal.

3. Proposal 3 – In connection with the Special Meeting, the Company also solicited proxies to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). As there were sufficient votes at the Special Meeting to adopt the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

Item 8.01	Other Events.

On August 25, 2026, we issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated August 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: August 25, 2026	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer